Exhibit 10.7

ASSIGNMENT AGREEMENT

This Assignment Agreement (the “Agreement”) is made as of March 15, 2016 (the “Effective Date”), by and between Tallikut Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (“Tallikut”), and Accelerated Pharma, Inc., a corporation organized under the laws of Delaware (“API”).

RECITALS

WHEREAS, Tallikut owns the right, title and interest in and to all assets related to picoplatin including licensed rights to the AnorMED patents (the “Picoplatin Assets”); and

WHEREAS API is desirous of acquiring the entire right, title and interest in the same.

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, API and Tallikut, intending to be legally bound, hereby agree as follows:

1.	Assignment. Tallikut agrees to sell, assign, transfer and convey to API all of Tallikut’s right, title and interest in and to all of the following (collectively, the “Property Rights”):

1.1. the worldwide rights, title and interest in and to any and all trade names, trademark rights, trademarks and service marks (including any and all registrations, licenses, applications and common law marks pertaining thereto), used in connection with the Picoplatin Assets, together with (a) the goodwill of the Picoplatin Assets associated therewith and symbolized by same and (b) all common law rights therein and the right to sue for past infringement of any and all of said trademarks (collectively, the “Trademarks”);

1.2. all worldwide rights, title and interest of Tallikut in and to the designs, processes, drawings, schematics, copyrights and copyright applications, if any, inventions, processes, know-how, trade secrets, patents (including any and all letter patents) patent applications (including any Patent Cooperation Treaty patent applications and corresponding National patent applications) and other proprietary information related to the Picoplatin Assets, including, without limitation, any registered copyrights, patents and copyright and patent applications identified on Exhibit E, and in and to all substitutions, divisions, continuations, continuationsin-part, reexaminations, extensions, renewals and reissues (as applicable) thereof, and including without limitation of generality, all rights of priority resulting from the filing of patent applications relating to any of the foregoing as well as any and all choses in action and any and all claims and demands, both at law and in equity, that Tallikut has or may have for damages or profits accrued or to accrue on account of the infringement of any patents, patent applications, letter patents, inventions, improvements and discoveries (or any provisional rights therein), the same to be held and enjoyed by API, its successors and assigns, as fully and entirely as the same would have been held and enjoyed by Tallikut if the assignment set forth herein had not occurred, the full and complete right to file patent applications on the aforesaid inventions, improvements, discoveries and applications in all countries of the world and the entire right, title and interest in and to any letter patent which may issue thereon in the United States or in any country, and any and all renewals, revivals, reissues, reexaminations and extensions thereof, and any patents of confirmation, registration and importation of the same (collectively, the “Intellectual Property Rights”);

1.3. all files, lists, publications, and other records and data of Tallikut used in or relating to the Picoplatin Assets, regardless of the medium on which such information is stored and maintained; and

1.4. all rights in and to any governmental and private permits, licenses, and authorizations, to the extent assignable, used in or relating to the Picoplatin Assets.

2.    Title Passage. Upon the Effective Date, title to all of the Property Rights shall pass to API. Tallikut shall, upon API’s request, execute any assignments, conveyances and/or bills of sale required to assign, transfer, set over, convey, assure and confirm unto and vest in API, its successors and assigns, title to all of the Property Rights, as well as such other instruments of conveyance as counsel for API may reasonably deem necessary to effect or evidence the transfers contemplated hereby.

3.    Purchase Price. The aggregate consideration for the sale, transfer, conveyance and assignment of all the Property Rights to API shall be $1 (the “Purchase Price”), receipt of which is hereby acknowledged.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment Agreement on the dates indicated below.

TALLIKUT PHARMACEUTICALS, INC.		ACCELERATED PHARMA, INC.

By	/s/ Fred Craves	By:	/s/ Michael Fonstein

Name:	Fred Craves	Name:	Michael Fonstein

Title:	Chairman of the Board	Title:	Chief Executive Officer

Date:	3/15/16	Date:

State of _________________________________

County of________________________________

ACKNOWLEDGMENT

On this________ day of February, in the year 2016, before me, the undersigned, personally appeared Fred Craves, the Chairman of the Board of Tallikut Pharmaceuticals, Inc., a corporation organized under the laws of Delaware, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within Assignment Agreement in his or her capacity behalf of said corporation and acknowledged to me that he or she executed the same for the purposes therein stated.

Seal:

Notary Public____________________________

My commission expires:

[SIGNATURE PAGE TO ASSIGNMENT AGREEMENT]

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California

County of San Francisco

On	3/15/16	before me,	M. A. Josephson
	Date		Here Insert Name and Title of the Officer

Personally appeared	/s/ Fred Craves
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

	Signature	/s/ M. A. Josephson
Place Notary Seal above		Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:

Document Date:	Number of Pages:

Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s

Signer’s Name: ______________________	Signer’s Name: _________________________
☐ Individual	☐ Individual
☐ Corporate Officer — Title(s): ________	☐ Corporate Officer — Title(s): ____________
☐ Partner — ☐ Limited ☐ General	☐ Partner — ☐ Limited ☐ General

☐ Attorney in Fact	☐ Attorney in Fact
☐ Trustee	☐ Trustee
☐ Guardian or Conservator	☐ Guardian or Conservator
☐ Other: _______________________	☐ Other: ____________________
_______________________________	____________________________
Signer Is Representing: ____________	Signer Is Representing: _________
______________________________	____________________________
______________________________	____________________________

©2007 National Notary Association• 9350 De Solo Ave., P.O. Box 2402 *Chatsworth. CA 91313.2402 • www NationalNotary.org Item #5907 Reorder:Call Toll-Free 1-800-876-6827

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EXHIBIT E

Intellectual Property Rights

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